SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 21, 2000



Delaware                      2U Online.com, Inc.                    52-2132622
--------                      -------------------                    ----------
(State or other           (Exact name of registrant as        (I.R.S. Employer
jurisidiction of            specified in its charter)        Identification No.)
incorporation or
organization)

1288 Alberni Street, Suite 806, Vancouver, British Columbia, Canada      V6E 4N5
-------------------------------------------------------------------      -------
(Address of principal executive offices)                              (Zip Code)

                                 (604) 664-0484
                                 ---------------
              (Registrant's telephone number, including area code)


                                ----------------
          (Former name or former address, if changed since last report)











                              Deron M. Colby, Esq.
                                  MC Law Group
                          4100 Newport Place, Suite 660
                         Newport Beach, California 92660
                                 (949) 250-8655
                            Facsimile: (949) 250.8656

                                   Page 1 of 2


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
------------------------------------------------------

         In or around October 2000, the Registrant's auditor, Darrell Schvanavelt, passed away unexpectedly. Mr. Schvanavelt did not issue any reports which contained any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principals. There were no disagreements with Mr. Schvanavelt on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused him to make reference to the subject matter of the disagreement in connection with any report filed by Mr. Schvanavelt.

         On or about September 21, 2000, Labonte & Co., chartered accountants, executed an engagement letter agreeing to act as auditors for the Registrant with regard to its filings with the Securities and Exchange Commission. The Registrant's Board of Directors approved the appointment of Labonte & Co.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

                                            2U Online.com, Inc.


DATED:  January 8, 2002                     By: /s/ Robert Klein
                                                -------------------------------
                                                Robert Klein, President